Exhibit 10.34
AMENDMENT NUMBER ONE TO THE
CNO SERVICES, LLC
EXECUTIVE SEVERANCE PAY PLAN

THIS AMENDMENT NUMBER ONE to the CNO Services, LLC Executive Severance Pay Plan is executed this 21st day of December, 2020, to be effective as of October 1, 2020 (the "Effective Date") by CNO Services, LLC (the "Company").

WITNESSETH:

WHEREAS, the Company established and maintains the CNO Services, LLC Executive Severance Pay Plan (the "Plan"); and

WHEREAS, the Plan was most recently amended and restated effective as of November 13, 2019; and

WHEREAS, the Company desires to amend the Plan as set forth below;

NOW, THEREFORE, pursuant to the power and authority reserved to the Manager of the Company pursuant to Section 7.1 of the Plan, and as approved by the Manager of the Company, the Plan is hereby amended, effective as of the Effective Date, as follows:

1.Section 4.1 Amount of Benefit, subsection (c) COBRA Benefits of the Plan is hereby amended and restated as follows:

"(c) COBRA Benefits. For each Terminated Employee whose Employment Termination Date is on or after November 13, 2019, who elects COBRA continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), under one or more of the Employer's medical, dental, vision, On-Site Clinic, EAP and/or Health Care FSA coverages, hereinafter referred to as "COBRA Coverages," the Terminated Employee's Employer will subsidize the cost of the COBRA Coverages for up to eighteen (18) months. The amount of the subsidy paid by the Employer shall be determined based upon the portion of the Employer's premium payment made for active employees immediately prior to the Terminated Employee's Employment Termination Date, and the Terminated Employee's Base Salary in effect immediately prior to the Terminated Employee's Employment Termination Date. Such subsidized payments will be paid directly to the carrier/administrator on a monthly basis in accordance with the Employer's usual schedule for remitting payment. The subsidized COBRA Coverage premium payment will be treated as taxable compensation to the Terminated Employee, and will be subject to all applicable federal, state, local and other taxes, including any gross-up amount to be paid by the Employer for such taxes, in accordance with the Employer's normal payroll schedule and procedures. Subsidy payments as determined above may be changed to be consistent with any changes in plans and/or coverage tiers, as elected by the Terminated Employee, and as allowed by COBRA."

2.In all other respects, the Plan shall be and remain unchanged.

This Amendment Number One is duly executed as of the Effective Date set forth above.

CNO SERVICES, LLC

By:	/s/ Yvonne K. Franzese

Printed Name:	Yvonne K. Franzese

Title:	EVP, Chief Human Resources Officer

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